EXHIBIT 10.17

SECURITY AGREEMENT

This SECURITY AGREEMENT (“this Security Agreement”) is made as of the 31st day of August, 2016, by FRANKLY INC., a corporation existing under the laws of the Province of British Columbia (“Debtor”), in favor of RAYCOM MEDIA, INC., a Delaware corporation (“Lender”), under that certain Credit Agreement dated August 31, 2016 (as it may be amended or supplemented from time to time, the “Credit Agreement”) by and among Debtor.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, Lender has agreed to provide a loan facility to Debtor (the “Loan”);

WHEREAS, in consideration of the benefits to be derived by Debtor from the Loan, and to induce Lender to extend the Loan to Debtor and to secure the Outstanding Obligations, Debtor is willing to execute and deliver to Lender this Security Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Defined Terms. Unless otherwise defined herein capitalized terms used in this Security Agreement shall have the meanings ascribed to them on Exhibit A to this Security Agreement. Capitalized terms not defined herein or on Exhibit A have the meanings ascribed to them in the Credit Agreement.

2.       Grant of Security Interest.

(a)       Collateral. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Outstanding Obligations, and to induce Lender to enter into the Credit Agreement and to make the Loan in accordance with the terms of the Credit Agreement, Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender and hereby grants to Lender a continuing first priority security interest in, all of Debtor’s right, title and interest in, to and under the following, whether now existing or hereafter incurred, created, arising or entered into (all of which being hereinafter collectively called the “Collateral”):

(i)	all Accounts of Debtor (provided that, notwithstanding anything to the contrary in this Security Agreement or in the Credit Agreement, any security interest granted to Lender in Debtor’s accounts receivable and cash will be subordinate to any security interest in such accounts receivable granted by Debtor to Debtor’s accounts receivable revolving credit lender (the “AR Lien”);

(ii)	all Chattel Paper of Debtor;

(iii)	all Contracts of Debtor;

(iv)	all Documents of Debtor;

(v)	all Equipment and Tangible Collateral of Debtor;

(vi)	all General Intangibles of Debtor;

(vii)	all Instruments of Debtor;

(viii)	all Securities and letters of credit of Debtor;

(ix)	all Inventory of Debtor;

(x)	all Permits and Licenses of Debtor and the proceeds thereof, to the extent now or hereafter permitted by applicable law;

(xi)	all leases and use agreements of personal property entered into by Debtor as lessor with other persons as lessees, and all rights of Debtor under such leases and agreements, including the right to receive and collect all rentals and other moneys (including security deposits) at any time payable under such leases and agreements, whether paid or accruing before or after the filing of any petition by or against Debtor under the federal Bankruptcy Code;

(xii)	all leases and use agreements of personal property entered into by Debtor as lessee with other persons as lessor, and all rights, titles and interests of Debtor thereunder, including the leasehold interest of Debtor in such property and all options to purchase such property or to extend any such lease or agreement;

(xiii)	to the extent not described above, all fixtures of Debtor;

(xiv)	all Copyrights, Patents and Trademarks of Debtor;

(xv)	all moneys of Debtor, all Deposit Accounts of Debtor in which such moneys may at any time be invested and all certificates, instruments and documents of Debtor from time to time representing or evidencing any such moneys;

(xvi)	all other goods and personal property of Debtor, whether tangible or intangible, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights and wherever located;

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xvii)	all property of Debtor held by Lender, including all property of every description, now or hereafter in the possession or custody of or in transit to Lender for any purpose, including safekeeping, collection or pledge, for the account of Debtor, or as to which Debtor may have any right or power;

(xviii)	all insurance policies related to the foregoing; and

(xix)	subject to the provisions of Section 2(b) below, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all books and records in whatever media (whether on computer or otherwise) whether recorded or stored relating to each of the foregoing, and all equipment and general intangibles necessary or beneficial to retain, access or process the information contained in those books and records.

(b)       Disposition of Assets. Any provision of this Security Agreement to the contrary notwithstanding and except for sales and dispositions in the ordinary course of business that are not material, Debtor shall not have the right to sell or otherwise dispose of all or part of the Collateral otherwise than as expressly permitted under the terms of the Credit Agreement.

(c)       Submission of Schedules. No submission by Debtor to Lender of a schedule or other particular identification of Collateral shall be necessary to vest in Lender the Lien contemplated by this Security Agreement in each and every item of Collateral of Debtor now existing or hereafter created and acquired, but rather such Liens shall vest in Lender immediately upon the creation or acquisition of any item of Collateral hereafter created or acquired, without the necessity for any other or further action by Debtor or by Lender. Debtor shall take such steps and observe such formalities as may be reasonably required or as Lender may reasonably request from time to time to create and maintain in favor of Lender the Liens contemplated by this Security Agreement in all of the Collateral, whether now owned or hereafter acquired by Debtor, and whether now existing or hereafter incurred, created, arising or entered into.

3.       Representations and Warranties. Debtor hereby represents and warrants that:

(a)       Sole Owner. Except for the Liens granted to Lender pursuant to this Security Agreement and other Permitted Liens, Debtor is, as of the date hereof and, as to Collateral acquired by it from time to time after the date hereof, Debtor will be, the sole owner of, or has valid rights as lessee or licensee with respect to, each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens (other than Permitted Liens). Debtor has all power and authority to grant to Lender the Liens contemplated by this Security Agreement to the extent permitted by applicable law or the provisions of any material Contracts.

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(b)       No Security Agreement. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by Debtor in favor of Lender pursuant to this Security Agreement or such as relate to other Permitted Liens.

(c)       Necessary Filings. Financing Statements on Form UCC-1 have been prepared and delivered to Lender herewith. When this Security Agreement is duly executed and delivered and (i) such financing statements have been filed in the jurisdictions indicated thereon and (ii) this Security Agreement, and/or the Pledge of Patents or Trademark Security Agreement, is filed and accepted in the United States Patent and Trademark Office and the U.S. Copyright Office, then all filings shall have been made to create, preserve, protect and perfect the security interest granted by Debtor to Lender hereby in respect of such of the Collateral in which a security interest can be perfected by the filing of a financing statement under Article 9 of the UCC or the filing of a security agreement with the United States Patent and Trademark Office and the U.S. Copyright Office. When such filings are duly made, the security interest granted to Lender pursuant to this Security Agreement in and to such Collateral constitutes and, as long as such filings remain in effect, hereinafter will constitute perfected Liens and security interest therein in favor of Lender. This Security Agreement is enforceable as such against creditors of and purchasers from Debtor (other than purchasers of Inventory in the ordinary course of business) and against any purchaser of real property where any of the Equipment, Inventory or other Tangible Collateral is located and any present or future creditor obtaining a Lien on such real property.

(d)       Locations. Debtor’s principal place of business, its chief executive office, and place where its records concerning the Collateral are located, and each location at which any Inventory, Equipment or other Tangible Collateral is kept (or in the case of any motor vehicles, principally garaged) other than Equipment or other Tangible Collateral that is moveable in the ordinary course of business, are set forth on Schedule II hereto. To the best knowledge of Debtor, no change has occurred in such address(es) in the five years immediately preceding the execution of this Security Agreement.

(e)       Tradenames. Debtor does not conduct business under any name or tradename other than as set forth on Schedule III hereto.

(f)       Patents, Trademarks, Copyrights, Licenses, etc. Schedule I attached hereto contains a list that is accurate and complete in all material respects as of the date hereof of all registered and applied for Patents, Trademarks, Copyrights and Licenses (collectively, the “Intellectual Property”) owned or licensed by Debtor. All information set forth relating to the Intellectual Property is accurate and complete in all material respects. Debtor has the right to use all Intellectual Property and all computer programs and other similar rights material to Debtor’s business. There is not pending or to the knowledge of Debtor, threatened any claim or litigation against or affecting Debtor contesting the validity of any of the Intellectual Property or such computer programs or other rights.

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(g)       No Consents. Except as heretofore obtained and in effect, no consent (except for consents required under the terms of material Contracts) of any party (including stockholders or creditors of Debtor), and no consent, authorization, approval or other action by, and except for filings of financing statements as required under Section 3(c) hereof, no notice to or filing with any Governmental Authority or regulatory body or other person is required either (x) for the pledge by Debtor of the Collateral pledged by it pursuant to this Security Agreement or the execution, delivery or performance of the Security Agreement by Debtor, or (y) for the exercise by Lender of the rights provided for in this Security Agreement or (z) for the exercise of Lender of the remedies in respect of the Collateral pursuant to this Security Agreement.

(h)       No Conflicts. The execution, delivery and performance by Debtor of this Security Agreement do not (or with notice of lapse of time or both, will not) violate, conflict with or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in their being declared void, voidable or without further binding effect any provision of any other material instrument or material agreement to which Debtor is a party.

4.       Special Provisions Regarding Accounts.

(a)       Special Representations and Warranties. As of the time when each of its Accounts arises, Debtor shall be deemed to have represented and warranted that such Accounts and all records, papers and documents relating thereto (i) are genuine and correct and in all material respects what they purport to be and (ii) will, except for the original or duplicate original invoice sent to a purchaser evidencing such purchaser’s account, be the only original writings evidencing and embodying such obligation of the Account Debtor named therein.

(b)       Maintenance of Records. Debtor shall keep and maintain at its own cost and expense reasonably satisfactory and complete records of each Account, in a manner consistent with past practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. After the occurrence of an Event of Default, Debtor shall, at Debtor’s sole cost and expense, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to Lender or to its representatives (copies of which evidence and books and records may be retained by Debtor) at any time upon Lender’s demand. Upon the occurrence and during the continuance of an Event of Default, Lender may transfer a full and complete copy of Debtor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or Lender’s security interest therein without the consent of Debtor.

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(c)       Modification of Terms, etc. Except in the ordinary course of business consistent with past practice, Debtor shall not rescind or cancel any material indebtedness evidenced by any Account or materially modify any term thereof or make any material adjustment with respect thereto, or extend or renew any such indebtedness, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Account or interest therein, without the prior written consent of Lender (which consent shall not unreasonably be withheld or delayed). Debtor shall timely fulfill in all material respects all obligations on its part to be fulfilled under or in connection with the Accounts.

(d)       Collection. Debtor shall cause to be collected from the Account Debtor of each of the Accounts, as and when due, any and all amounts owing under or on account of any such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, and Debtor may, with respect to an Account, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Accounts and such other modifications of payment terms or settlements in respect of Accounts as shall be commercially reasonable in the circumstances, all in accordance with Debtor’s ordinary course of business consistent with its collection practices as in effect from time to time. The reasonable costs and expenses (including reasonable attorneys’ fees) of collection, in any case, whether incurred by Debtor, shall be paid by Debtor.

5.       Special Provisions Regarding Intellectual Property.

(a)       Modifications. Debtor authorizes Lender to modify this Security Agreement by amending Schedule I annexed hereto to include any future Intellectual Property of Debtor.

(b)       Applications. Except in the ordinary course of business consistent with past practice and as may also otherwise be specified in the Credit Agreement, Debtor shall not abandon any right to file an application with respect to Intellectual Property necessary for the operation of Debtor’s business or any pending application without the prior written consent of Lender.

(c)       Restriction on Licensing Intellectual Property. Debtor shall not license any Intellectual Property or any portion thereof reasonably necessary for the operation of Debtor’s business, or amend or permit the amendment of any of the Licenses in either case in a manner that adversely affects the right to receive any material amount of payments thereunder, or is in any manner adverse to the interests of Lender in the Intellectual Property without the consent of Lender (which consent shall not be unreasonably withheld).

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6.       Covenants. Debtor covenants and agrees with Lender that from and after the date of this Security Agreement and until the Outstanding Obligations are fully satisfied:

(a)       Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Lender, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further action as Lender may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to Lender’s possession (if a security interest in such Collateral can be perfected only by possession), and using its best efforts to obtain waivers of Liens and consents to assignments from landlords and mortgagees. Debtor hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Debtor’s true and lawful attorney-in-fact, effective upon the failure or refusal of Debtor upon request to execute and/or deliver to Lender any financing statement, continuation statement, instrument, document, or agreement that Lender may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers granted hereunder (herein, “Supplemental Documentation”), to sign Debtor’s name on any such Supplemental Documentation and to deliver any such Supplemental Documentation to such Person as Lender, in its sole discretion, shall elect. Debtor also hereby authorizes Lender to file any financing or continuation statement without the signature of Debtor to the extent permitted by applicable law. Debtor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement and may be filed by Lender in any filing office. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Document, such Instrument or Document shall be immediately pledged to Lender hereunder, and shall be duly endorsed in a manner satisfactory to Lender and delivered to Lender. In the event that Debtor shall acquire after the Closing Date any letters of credit, Securities, Chattel Paper, Documents, or Instruments having a value in excess of $10,000, Debtor shall promptly so notify Lender and deliver the originals of all of the foregoing to Lender and in any event within ten (10) days of each acquisition.

(b)       Limitation on Liens on Collateral. Debtor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to promptly remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Lender in and to any of Debtor’s rights under the Collateral against the claims and demands of all Persons whomsoever.

(c)       Right of Inspection. Lender and its representatives shall have the right after reasonable prior notice (so long as no Default or Event of Default has occurred) to enter into and upon any premises where any of the Collateral, or any records related thereto, are located from time to time during normal business hours for the purpose of inspecting the same, observing its use or otherwise protecting Lender’s interests therein.

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(d)       Continuous Perfection. Debtor will not change its name, identity, federal tax identification number or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Part 5 of Revised Article 9 of the UCC (or any other then applicable provision of the UCC) unless Debtor shall have given Lender at least 30 days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Lender to amend such financing statement or continuation statement so that it is not seriously misleading.

(e)       Deposit Accounts. Subject to any AR Lien, all proceeds in the Deposit Accounts shall continue to be collateral security for all of the Outstanding Obligations and shall not constitute payment thereof until applied as hereinafter provided. No instruments deposited into any Deposit Account or otherwise received by Lender pursuant to this provision shall constitute final payment until finally collected.

(f)       After-Acquired Property. If, before this Security Agreement shall be terminated in accordance with Section 21 hereof, Debtor shall (i) obtain any rights to any additional Collateral or (ii) become entitled to the benefit of any additional Collateral or any renewal or extension thereof, the provisions of this Security Agreement shall automatically apply thereto and any such item enumerated in clause (i) or (ii) with respect to Debtor shall automatically constitute Collateral if such would have constituted Collateral at the time of execution of this Security Agreement, and be subject to the Liens and security interests created by this Agreement without further action by any party other than actions required to perfect such security interest.

(g)       Protection of Security. Debtor shall not take any action that impairs the rights of Lender in the Collateral; it being understood that nothing herein is intended to limit the rights of Debtor that are expressly provided for in this Security Agreement. Without limiting the foregoing, Debtor (i) will not enter into any agreement that would materially impair or conflict with Debtor’s obligations hereunder; (ii) will, promptly following its becoming aware thereof, notify Lender of (a) any materially adverse determination or development in any proceeding with respect to any Collateral necessary for the operation of Debtor’s business, or (b) the institution of any proceeding or any adverse determination or development in any federal, state or, local court or administrative bodies regarding Debtor’s claim of ownership in or right to use any of the Collateral necessary for the operation of such Debtor’s business, or, with respect to Intellectual Property, its rights to register, as applicable, the Intellectual Property, or its right to keep and maintain such registration in full force and effect; (iii) will properly maintain and protect the Collateral necessary or appropriate for the operation of Debtor’s business; (iv) will not permit to lapse or become abandoned any Collateral, except in the ordinary course of business consistent with past practices; (v) except in the ordinary course of business consistent with past practices, will not settle or compromise any pending or future litigation or administrative proceeding with respect to the Collateral without the consent of Lender (which consent shall not unreasonably be withheld); (vi) will furnish to Lender from time to time statements and amended schedules further identifying and describing the Collateral and such other materials evidencing or reports pertaining to the Collateral as Lender may from time to time reasonably request, all in reasonable detail; and (vii) will comply in all material respects with all laws, rules and regulations applicable to the Collateral.

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7.       Change of Locations. Debtor covenants and agrees with Lender as follows:

(a)       Debtor shall not add to or change any of the locations set forth in Schedule II or, except for the sale of Inventory in the ordinary course of business or Equipment or other Tangible Collateral that is moveable in the ordinary course of business, remove any Tangible Collateral other than motor vehicles from the locations specified therefor in Schedule II, without Lender’s prior written consent.

(b)       Debtor shall notify Lender in writing of any proposed addition to or change in any of the locations described in Schedule II at least 30 days prior to the date of the proposed change and shall furnish Lender with any information requested by Lender in considering the proposed change. In connection with any such addition or change, Debtor shall execute and file any financing statements required by Lender to perfect, preserve and protect the Liens of Lender in the Collateral.

(c)       Debtor is and shall remain the owner of all of the locations described in Schedule II except any leased locations identified therein. Upon Lender’s request, Debtor shall use its best efforts to deliver to Lender a written waiver or subordination (in form and substance satisfactory to Lender) of any Lien that the owner of any leased location might have with respect to the Collateral.

(d)       Debtor shall not allow any of the Collateral that is not a fixture to become affixed to any real estate other than that shown as being owned by Debtor in Schedule II without the prior written consent of Lender. If at any time any of the Tangible Collateral should, notwithstanding the foregoing, be affixed to any other real estate, the security interest of Lender under this Security Agreement shall nevertheless attach to and include such Tangible Collateral. Debtor shall promptly furnish to Lender a description of any such real estate and the names of the record owners thereof, execute such additional financing statements and other documents as Lender may require, obtain from the owners of such real estate and the holders of any Liens thereon such Lien waiver or subordination agreements and other documents as Lender may request, and take such other actions as Lender may deem necessary or desirable to preserve and perfect Lender’s security interest in such Tangible Collateral as a first priority perfected security interest.

8.       No Sale, Encumbrance, etc. Debtor will not, without the prior consent of Lender, (i) sell, lease, transfer, convey or otherwise dispose of any of the Collateral, except sales of Inventory in the ordinary course of business, or (ii) except for Permitted Liens, permit any Lien to attach to any of the Collateral or any levy to be made thereon or any other financing statement to be on file with respect to any of the Collateral.

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9.       Insurance.

(a)       Debtor shall keep the Tangible Collateral insured in such amounts, with such companies and against such risks as are required by the Credit Agreement and all such policies shall name Lender as an additional insured with loss payable to Lender as its respective interests may appear on the Tangible Collateral and with a specific endorsement to each such insurance policy pursuant to which the insurer agrees to give Lender at least thirty (30) days’ written notice before any alteration or cancellation of such insurance and that no act or default of Debtor shall affect the right of Lender to recover under such policy in the event of loss or damage. Debtor shall cause duplicate originals of such insurance policies to be deposited with Lender. If requested by Lender, Debtor shall, at least 10 days prior to the due date, furnish to Lender evidence of the payment of the premiums due on such policies.

(b)       Debtor hereby assigns to Lender each policy of insurance covering any of the Collateral, including all rights to receive the proceeds and returned premiums of such insurance. With respect to all such insurance policies, Lender is hereby authorized, but not required, on behalf of Debtor, to collect for, adjust and compromise any losses and to apply the loss proceeds as provided in the Credit Agreement.

(c)       In case of a sale pursuant to the default provisions hereof, or any conveyance of all or any part of the Collateral in extinguishment of the Outstanding Obligations, title to all such insurance policies and the proceeds thereof and unearned premiums with respect thereto shall pass to and vest in the purchaser of the Collateral.

10.       Taxes and Assessments. Debtor shall pay when due all taxes, assessments and other charges levied or assessed against any of the Collateral, and all other claims that are or may become Liens against any of the Collateral, except any that are Permitted Liens or that are being contested by Debtor; and should default be made in the payment of same, Lender, at its option, may pay them.

11.       Care of Tangible Collateral; Notice of Loss, etc. Debtor shall: (i) at all times maintain the Tangible Collateral over the useful life of the Tangible Collateral in as good condition as necessary to operate its business, reasonable wear and tear alone excepted; (ii) not use the Tangible Collateral, or permit it to be used, in violation of any Law; and (iii) notify Lender promptly in writing of any event causing material loss or depreciation in value in excess of $10,000 of any material portion of the Collateral and of the amount thereof (other than ordinary wear and tear and depreciation in accordance with GAAP).

12.       Filing Fees and Taxes. Debtor covenants and agrees, to the extent permitted by law, to pay all recording and filing fees, revenue stamps, taxes and other expenses and charges payable in connection with the execution and delivery of the Loan Documents, and the recording, filing, satisfaction, continuation and release thereof.

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13.       Use of Tangible Collateral. Debtor covenants and agrees (i) not to conceal or abandon (except in the ordinary course of business consistent with past practices) the Tangible Collateral; and (ii) not to lease or hire any of the Tangible Collateral to any person or permit the same to be leased or used for hire except pursuant to Permitted Liens or otherwise in the ordinary course of business.

14.       Reporting and Recordkeeping. Debtor covenants and agrees with Lender that from and after the date of this Security Agreement and until the Outstanding Obligations have been fully satisfied:

(a)       Maintenance of Records Generally. Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Upon reasonable notice from Lender and so long as no Default or Event of Default has occurred, Debtor shall permit any representative of Lender to inspect such books and records during normal business hours and will provide photocopies thereof to Lender. Lender shall have the right to discuss the affairs, finances and accounts of Debtor with and be advised as to the same by the officers thereof. Debtor hereby irrevocably authorizes and instructs any accountants at any time acting for Debtor to give Lender any information Lender may request regarding the financial affairs of Debtor and to furnish Lender with copies of any documents in their possession related thereto.

(b)       Further Identification of Collateral. Debtor will if so requested by Lender furnish to Lender, as often as Lender reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, in all reasonable detail.

15.       Events of Default. Any of the following events or conditions shall, after applicable notice and cure periods set forth below, constitute an “Event of Default” under this Security Agreement:

(a)       the occurrence, after applicable notice and cure periods, of an Event of Default under the Credit Agreement;

(b)       any warranty or representation made to Lender in Section 3 hereof proves to have been false, inaccurate or misleading in any material respect when made or furnished; or

(c)       Debtor shall fail or neglect to perform, keep or observe any other material term, provision, condition or covenant contained in this Security Agreement which is required to be performed, kept or observed by Debtor (other than those described in paragraphs 15(a) and 15(b) above) and such failure (provided it is curable) is not cured to the Lender’s satisfaction as promptly as possible (but in any event within thirty (30) days) after Debtor has been notified, or acquires actual knowledge, of such failure.

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16.       Remedies; Rights Upon Default.

(a)       If, after applicable notice and cure periods, an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Security Agreement, the Credit Agreement and in any other instrument or agreement securing, evidencing or relating to the Outstanding Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the forgoing, Debtor expressly agrees that in any such event Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (on contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Lender’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases. Debtor further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Debtor’s premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 16(d) hereof. Debtor shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to Debtor. To the maximum extent permitted by applicable law, Debtor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or wilful misconduct of Lender. Debtor agrees that Lender need not give more than 15 days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

(b)       In addition to, and not in limitation of, Lender’s rights pursuant to Section 14(a) hereof, but at all times subject to the AR Lien, Lender may at any time, upon the occurrence of any Event of Default (whether or not waived), after first giving three days’ notice of its intention to do so, open Debtor’s mail and collect any and all amounts due from Account Debtors and notify Account Debtors of Debtor, parties to the Contracts of Debtor, holders of all Deposit Accounts, obligors of Instruments of Debtor and obligors in respect of Chattel Paper of Debtor that the Accounts and the right, title and interest of Debtor in and under such Contracts, such Instruments, such Deposit Accounts and such Chattel Paper have been assigned to Lender and that payments shall be made directly to Lender or to a lockbox designated by Lender. Upon request of Lender, Debtor will so notify such Account Debtors, parties to such Contracts, holders of such Deposit Accounts, and Instruments and obligors in respect of such Chattel Paper. In addition, Lender may enforce payment of any Accounts (subject to the AR Lien), Contracts, Instruments, and Chattel Paper, prosecute any action or proceeding with respect thereto, extend the time of payment thereof, make allowances and adjustments with respect thereto, and issue credits against the same, all in the name of Lender or Debtor, and settle, compromise, extend, renew, release, terminate or discharge, in whole or in part, any Account, Contract, Instrument or Chattel Paper, all as Lender may deem advisable.

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(c)       Debtor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d)       The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

first, to Lender in an amount sufficient to pay in full the reasonable expenses of Lender in connection with such sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Lender in connection therewith, including reasonable attorney’s fees, reasonable paralegal charges and court costs (including for appeals);

second, to Lender, for the benefit of the Lender, in an amount equal to the then unpaid Outstanding Obligations; and

finally, upon payment in full of all of the Outstanding Obligations, to pay to Debtor, or its representatives or as a court of competent jurisdiction may direct, any surplus then remaining from such Proceeds.

(e)       If any Event of Default shall have occurred and be continuing, upon the written demand of Lender, Debtor shall execute and deliver to Lender an assignment or assignments of the registered Trademarks and such other documents as are necessary or appropriate to carry out the intent and purposes of this Security Agreement. Within five Business Days of written notice thereafter from Lender, Debtor shall make available to Lender, to the extent within Debtor’s power and authority, such personnel in Debtor’s employ on the date of the Event of Default as Lender may reasonably designate to permit Debtor to continue, directly or indirectly, to produce, advertise, and sell the products and services sold by Debtor under the registered Trademarks, and such persons shall be available to perform their prior functions on Lender’s behalf.

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17.       Repossession, etc. Upon the occurrence and during the continuance of an Event of Default, Lender may (i) enter upon the premises of Debtor or any other place where any Collateral is located, and through self-help and without judicial process, without first obtaining a final judgment or giving Debtor notice and opportunity for a hearing and without any obligation to pay rent, remove the Collateral therefrom to the premises of Lender for such time as Lender may desire to collect or liquidate the Collateral; (ii) require Debtor to assemble the Collateral and make it available to Lender at Debtor’s premises or any other place selected by Lender, and to make available to Lender all of Debtor’s premises and facilities for the purpose of Lender’s taking possession of, removing or putting the Collateral in salable form; and (iii) use, and permit any purchaser of any of the Collateral from Lender to use, without charge, Debtor’s labels, General Intangibles and advertising matter or any property of a similar nature, as it pertains to or is included in the Collateral, in advertising, preparing for sale and selling any Collateral, and in finishing the processing, packaging and delivery of the Inventory; and Debtor’s rights under all Licenses and all franchise agreements shall inure to Lender’s benefit. Debtor irrevocably invites Lender and its agents to enter upon any premises on which any of the Collateral is now or hereafter located for all purposes related to the Collateral, including repossession thereof, and consents to any such entry and repossession. Any such entry by Lender or its agents shall not be a trespass upon such premises and any such repossession shall not constitute conversion of any Collateral.

18.       Attorney-in-Fact After Default. Debtor hereby constitutes and appoints Lender, or any person whom Lender may designate, as Debtor’s attorney-in-fact, at Debtor’s sole cost and expense, to exercise at any time when an Event of Default has occurred and is continuing, the following powers, all of which powers, being coupled with an interest, shall be irrevocable until all of the Outstanding Obligations are paid in full and this Security Agreement is terminated in accordance with its terms, but subject to the AR Lien with respect to Accounts: (i) to transmit to Account Debtors and other parties to Accounts, Contracts, Instruments and Chattel Paper, notice of Lender’s Liens thereon and to demand and receive from such Account Debtors and other parties information concerning the Accounts, Contracts, Instruments and Chattel Paper; (ii) to notify such Account Debtors and other parties to make payments on the Accounts, Contracts, Instruments and Chattel Paper directly to Lender or to a lock box designated by Lender; (iii) to take or to bring, in the name of Debtor or in the name of Lender, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of the Accounts, Contracts, Instruments and Chattel Paper; (iv) to receive, open and dispose of all mail addressed to Debtor that is received by Lender; (v) to receive, take, endorse, assign and deliver in Lender’s or Debtor’s name any documents or instruments relating to Accounts, Contracts, Instruments and Chattel Paper; (vi) to settle, adjust, compromise, extend, renew, discharge, terminate or release the Collateral in whole or in part or any legal proceedings brought to collect the Collateral; (vii) to prepare, file and sign Debtor’s name on any proof of claim in bankruptcy or similar document against any Account Debtor or other party to any Contract, Instrument or Chattel Paper; (viii) to exercise all of Debtor’s other rights, powers and remedies with respect to the Collateral; and (ix) to do all acts and things necessary, in Lender’s sole judgment, to carry out the purposes of this Security Agreement or to fulfill Debtor’s obligations hereunder. All acts of such attorney-in-fact or designee taken pursuant to this section are hereby ratified and approved by Debtor and said attorney shall not be liable for any acts or omissions, nor for any error of judgment or mistake of fact or law, except where same constitutes gross negligence or willful misconduct.

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19.       Limitation on Lender’s Duty in Respect of Collateral. Lender shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such reasonable actions for that purpose as Debtor shall request in writing, but Lender shall have sole power to determine whether such actions are reasonable. Any omission to do any act not requested by Debtor shall not be deemed a failure to exercise reasonable care. Upon request of Debtor, Lender shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral. Debtor shall give Lender written notice within 24 hours of the date of repossession if Debtor alleges that any other property of Debtor was left on or in the repossessed Collateral at the time of repossession; and such notice shall be an express condition precedent to any action for loss or damages in connection therewith. After receiving any such notice Lender will have a reasonable time to notify Debtor as to where Debtor can collect such property.

20.       Term of Agreement; Reinstatement. This Security Agreement and the security interests granted hereunder shall remain in full force and effect until the Outstanding Obligations have been paid in full and Lender shall have no further obligation to extend any further credit to Debtor. Further this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Debtor for liquidation or reorganization, should Debtor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Debtor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Outstanding Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Outstanding Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or any part thereof, is rescinded, reduced, restored or returned, the Outstanding Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

21.       Notices. All notices, requests, consents, waivers, elections and demands (collectively, “Notices”) required or permitted under this Security Agreement shall be in writing and shall be personally delivered or sent by messenger, certified U.S. mail (return receipt requested), express courier service or telecopier (with confirmation copy sent by overnight delivery service unless receipt of the telecopy, delivered not later than 6:00 P.M. on a Business Day, is confirmed in writing by the receiving party), in all cases with postage or charges prepaid, and any such Notice shall be effective when first received by the addressee at its address set forth below:

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If to Debtor:

Frankly Inc.

333 Bryant Street, Suite 240

San Francisco, California 94107

Attention:	Steve Chung
Telecopier:
Telephone:

If to Lender:

Raycom Media, Inc.

RSA Tower, 20th Floor

201 Monroe Street

Montgomery, Alabama 36104

Attention: General Counsel

Telecopier: 334-223-5535

Telephone: 334-206-1435

Any party may alter the address to which Notices are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of Notices.

22.       Expenses. Debtor shall promptly on demand pay all reasonable costs and expenses, including the reasonable fees and disbursements of counsel to Lender, incurred by Lender in connection with (i) the negotiation, preparation and review of this Security Agreement (whether or not the transactions contemplated by this Security Agreement shall be consummated), (ii) the enforcement of this Security Agreement, (iii) the custody and preservation of the Collateral, (iv) the protection or perfection of Lender’s rights and interests under this Security Agreement in the Collateral, (v) the exercise by or on behalf of Lender of any of its rights, powers or remedies under this Security Agreement and (vi) the prosecution or defense of any action or proceeding by or against Lender, Debtor or any other Person concerning any matter related to this Security Agreement, any of the Collateral, or any of the Outstanding Obligations. All such amounts shall bear interest from the date demand is made at the default rate of interest provided for in Section 3.1 of the Credit Agreement and shall be included in the Outstanding Obligations. Debtor’s obligations under this section shall survive the payment in full of the Outstanding Obligations and the termination of this Security Agreement.

23.       Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

24.       No Waiver; Cumulative Remedies. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Lender and, where applicable, by Debtor.

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25.       Successors and Assigns; Governing Law.

(a)       This Security Agreement and all obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender, all future holders of the Note evidencing the Loan and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Outstanding Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Lender hereunder.

(b)       THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA, WITHOUT REGARD TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS.

26.       Further Indemnification. Debtor agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

27.       Counterparts. This Security Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

28.       No Oral Agreements. This Security Agreement is the final expression of the agreement between the parties hereto, and this Security Agreement may not be contradicted by evidence of any prior oral agreement between such parties. All previous oral agreements between the parties hereto have been incorporated into this Security Agreement and the other Loan Documents, and there is no unwritten oral agreement between the parties hereto in existence.

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29.       Advances by Lender. If Debtor shall fail to comply with any of the provisions of this Security Agreement, Lender may (but shall not be required to) make advances to perform the same, and where necessary enter any premises where any Collateral is located for the purpose of performing Debtor’s obligations under any such provision. Debtor agrees to repay all such sums advanced upon demand, with interest from the date such advances are made at the default rate of interest provided for in Section 3.1 of the Credit Agreement, and all sums so advanced with interest shall be a part of the Outstanding Obligations. The making of any such advances shall not be construed as a waiver by Lender of any Event of Default resulting from Debtor’s failure to pay such amounts.

30.       Debtor Liable on Contracts. Notwithstanding anything in this Security Agreement to the contrary (i) Debtor shall remain liable under the Contracts to perform all of Debtor’s duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Lender of any rights hereunder shall not release Debtor from any of Debtor’s obligations under the Contracts, and (iii) Lender shall not have any obligation or liability under the Contracts by reason of this Security Agreement or the receipt by Lender of any payment hereunder, nor shall Lender be obligated to perform any of the obligations of Debtor under the Contracts, to take any action to collect, file and enforce any claim for payment assigned to Lender hereunder, or to make any inquiry as to the nature or sufficiency of any payment received by it or the adequacy of any performance by any party.

31.       Construction of Agreement.

(a)       General. In this Security Agreement, references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidated, amending or replacing the statute or regulation referred to unless otherwise stated; references to articles, parts, sections, paragraphs, clauses, schedules or exhibits are to this Security Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all exhibits, schedules and appendices attached thereto; and the use of the words “hereof,” “herein” and “hereunder” and words of similar import shall refer to this Security Agreement as a whole and not to any particular provision of the Agreement. Whenever the terms “include,” “includes” or “including” are used in this Security Agreement, they shall be deemed to be followed by the words “without limitation.” References herein to one gender shall be deemed to include all other genders. In the event of any inconsistency between the terms of the Credit Agreement and the terms of this Security Agreement, the terms of the Credit Agreement shall prevail.

(b)       Headings. The section and paragraph titles herein are for convenience only and do not define, limit or construe the contents of such sections and paragraphs.

(c)       Schedules and Exhibits. All schedules and exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Security Agreement.

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32.       Consent to Jurisdiction; Service of Process. Debtor hereby irrevocably submits and consents to the jurisdiction of any state or federal court sitting in Montgomery County, Alabama, in any action or proceeding arising out of or relating to this Agreement or any of the other Debtor’s Loan Documents (“Agreement Action”) and irrevocably agrees that all claims and disputes with respect to any such Agreement Action may be heard and determined in such Alabama state court or, to the extent permitted by law, in such federal court and that Debtor shall not initiate any Agreement Action against Lender in any other court. Debtor irrevocably waives the defenses of improper venue and inconvenient forum to the maintenance of any Agreement Action. Debtor agrees that a final judgment in any Agreement Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law, and further agrees not to institute any Agreement Action against Lender or any director, employee, other agent or property of Lender, concerning any matter arising out of or relating to this Agreement, the other Loan Documents or the financing contemplated therein, in any court other than one located in Montgomery County, Alabama. DEBTOR AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE “FAIR WARNING” TO DEBTOR THAT THE EXECUTION OF THIS AGREEMENT AND THE OTHER DEBTOR’S LOAN DOCUMENTS MAY SUBJECT DEBTOR TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN MONTGOMERY COUNTY, ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS AND THAT IT IS FORESEEABLE BY DEBTOR THAT DEBTOR MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY AGREEMENT ACTION. Nothing in this section shall affect or impair the right of the Lender to serve legal process in any other manner permitted by law or to bring any Agreement Action in the courts of other jurisdictions.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this instrument as of the date first set forth above.

FRANKLY INC.

By:	/s/ Steve Chung
Name:	Steve Chung
Title:	Chief Executive Officer

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SCHEDULE I

COPYRIGHTS, TRADEMARKS AND PATENTS

NONE

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SCHEDULE II

LOCATION OF RECORDS AND CERTAIN COLLATERAL

333 Bryant Street, Suite 240, San Francisco, CA 94107

5 Hazelton Avenue, Suite 300, Toronto, ON M5R2E1

2900-550 Burrard Street, Vancouver, BC V6C 0A3

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SCHEDULE III

TRADENAMES

Frankly

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EXHIBIT A

SECURITY AGREEMENT TABLE OF DEFINITIONS

“Account Debtor” shall mean any “account debtor,” as such term is defined in Section 7-9A-102(3) of the UCC.

“Accounts” shall mean any “accounts,” as such term is defined in Section 7-9A-102(2) of the UCC, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights, and, in any event, shall include all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Debtor, whether arising out of goods sold or leased or services rendered by Debtor or from any other transaction, whether or not the same involves the sale or lease of goods or services by Debtor (including any such obligation which might be characterized as an account or contract right under the UCC) and all of Debtor’s right in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Debtor’s rights to any goods represented by any of the foregoing (including unpaid seller’s rights of rescission, replevin, reclamation and therefor in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to Debtor under all contracts for the sale of goods or the performance of services or both by Debtor (whether or not yet earned by performance on the part of Debtor or in connection with any other transaction), now in existence or hereafter occurring, including the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantee of any kind given by any Person with respect to any of the foregoing.

“Chattel Paper” shall mean any “chattel paper,” as such term is defined in Section 7-9A-102(11) of the UCC, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights and wherever located and, in any event, shall include a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; any returned, rejected or repossessed goods covered by any such writing or writings and all proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods.

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Contracts” shall mean all contracts, undertakings or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which Debtor may now or hereafter have any right, title or interest, including with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof; including without limitation, all of Debtor’s rights, if any, under all present and future syndication and other similar contracts and equipment maintenance agreements, advertising agreements, trade/barter agreements, newsprint contracts and computer/software agreements.

A-1

“Copyrights” shall mean and include all of Debtor’s rights, title and interest in and to the following whether now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights and wherever located: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, copyright applications, and all renewals of any of the foregoing, (b) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, damages or payments for past, current or future infringements of any of the foregoing, (c) the right to sue for past, present and future infringements of any of the foregoing, and (d) all rights corresponding to any of the foregoing throughout the world.

“Deposit Accounts” shall mean all bank accounts and other deposit accounts included in the Collateral or established for the benefit of Lender.

“Documents” shall mean any “documents,” as such term is defined in Section 7-9A-102(30) of the UCC, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights and wherever located.

“Equipment” shall mean any “equipment,” as such term is defined in Section 7-9A-102(33) of the UCC, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights and wherever located, and, in any event, shall include all machinery, equipment, furnishings, fixtures, and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquired any rights (to the extent of such rights) and wherever located, whether or not the same shall be deemed to be affixed to real property, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefore and all parts, components and equipment which may be attached to or which are necessary or beneficial for the operation, use and/or disposition of such personal property, all licenses, warranties, franchises and general intangibles related thereto or necessary or beneficial for the operation, use and/or disposition of the same, together with all Accounts, Chattel Paper, Instruments and other consideration received by Debtor on account of the sale, lease or other disposition of all or any party of the foregoing, and together with all rights under or arising out of present or future Documents and contracts relating to the foregoing.

“General Intangibles” shall mean any “general intangibles,” as such term is defined in Section 7-9A-102(42) of the UCC, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights and in any event, shall include all books and records, claims (including all claims for income tax and other refunds), choses in action, causes of actions in tort or equity, contract rights, judgments, customer lists, Patents, Trademarks, IP Licenses, licensing agreements, rights in intellectual property, goodwill (including goodwill of the Debtor’s business symbolized by and associated with any and all Trademarks, trademark licenses, Copyrights and/or service marks), royalty payments, all right, title and interest of the Debtor in and to the Licenses (whether or not designated with initial capital letters), contractual rights, rights as lessee under any lease of real or personal property, literary rights, Copyrights, service name, service marks, logos, proprietary rights, trade secrets, amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, rights in applications for any of the foregoing, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing and all equipment and general intangibles necessary or beneficial desirable to retain, access and/or process the information contained in those books and records.

A-2

“Instruments” shall mean any “instrument,” as such term is defined in Section 7-9A-102(47) of the UCC, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights and wherever located, other than instruments that constitute, or are part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” shall have the meaning assigned to such term in Section 3(f) of this Security Agreement.

“Inventory” shall mean any “inventory,” as such term is defined in Section 7-9A-102(48) of the UCC, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights and in any event, shall include all inventory, merchandise, goods and other personal property, now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights and wherever located, which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Debtor’s business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

“IP Licenses” shall mean any Patent License, Trademark License or other license as to which Lender has been granted a security interest hereunder.

“Licenses” shall mean any and all IP Licenses, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, as the same may from time to time be amended, renewed, restated, reissued, restricted, supplemented or otherwise modified other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, ownership and/or operation of any facility, any and all operating licenses issued by any state Governmental Authority.

“Patent License” shall mean all of the following now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights: any written agreement granting any right to make, use, sell and/or practice any invention or discovery that is the subject matter of a Patent.

“Patent” or “Patents” shall mean, in each case whether now, existing or hereafter arising, all of Debtor’s rights, title and interest in and to (a) any and all patents and patent applications, (b) any and all inventions and improvements described and claimed in such patents and patent applications, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part of any patents and patent applications, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect to any patents or patent applications, including, without limitation, damages and payments for past and future infringements, (e) rights to sue for past, present and future infringements of patents, and (f) all rights corresponding to any of the foregoing throughout the world.

A-3

“Permits” shall mean all permits, licenses, certificates, approvals and authorizations, however characterized, issued or in any way furnished by a Governmental Authority in connection with the business operations of Debtor or any other Collateral other than any permits that are not assignable without the consent of another Person, which consent has not or cannot be obtained.

“Proceeds” shall mean “proceeds,” as such term is defined in Section 7-9A-102(64) of the UCC and, in any event, shall include (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority), (iii) any claim of Debtor against third parties (A) for past, present or future infringement of any Copyright, Patent or Patent License or (B) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral and (v) the following types of property acquired with cash proceeds: Accounts, Chattel Paper, Contracts, Documents, General Intangibles, Equipment, Tangible Collateral and Inventory.

“Securities” means the collective reference to each and every certificated or uncertificated security which constitutes a “security” under the provisions of Title 8 of the Uniform Commercial Code, and all proceeds (cash and non-cash) of the foregoing.

“Security Agreement” shall mean this Security Agreement, as it may be amended or supplemented from time to time.

“Supplemental Documentation” shall have the meaning assigned to it in Section 4(a) of this Security Agreement.

“Tangible Collateral” means all tangible personal property this is part of the Collateral, including all of Debtor’s Equipment, vehicles, tools, spare parts, Inventory, materials, supplies, goods and leasehold improvements.

“Trademark License” shall mean all of the following now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights: any written agreement granting any right to use any Trademark or Trademark registration.

“Trademark” or “Trademarks” shall mean one or all of the following now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any rights: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United Stated Patent and Trademark Office or in any similar office or agency of any State of the United States or any other country or any political subdivision thereof, (ii) the goodwill symbolized by any of the foregoing, (iii) any and all licenses of trademarks, service marks, trade names and/or trade styles, whether as licensor or licensee, (iv) any renewals of any and all trademarks, service marks, trade names, trade styles and/or licenses of any of the foregoing, (v) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including damages, claims, and payments for past, present and future infringements thereof, (vi) rights to sue for past, present and future infringements of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing, and (vii) all rights corresponding to any of the foregoing throughout the world.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Alabama; provided, however, if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Alabama, the term “UCC” shall mean the Uniform Commercial Code as in effect in a jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

A-4